EXHIBIT 5


                           [Bingham Dana Letterhead]




                              November 26, 1997


Merchants Bancshares, Inc.
275 Kennedy Drive
South Burlington, VT 05403

      Re:  Registration Statement on Form S-3
           Under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

     We have acted as counsel to Merchants Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission on or about November 26, 1997 (the "Registration Statement"). The Registration Statement relates to the registration of 144,278 shares of common stock, $0.01 par value per share, of the Company (the "Shares"), all of which Shares were issued, as unregistered shares, on December 21, 1995, pursuant to the terms of certain agreements (the "Agreements") with certain former and current officers and directors of the Company in connection with the termination or amendment of the Company's Executive Salary Continuation Plan and Directors Deferred Compensation Plan (the "Plan").

     We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Agreements and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.


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     Based upon and subject to the foregoing, we are of the opinion that the
Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                               Very truly yours,



                               Bingham Dana LLP